Filed Pursuant to Rule 424(b)(2) Registration Nos. 333-292881 and 333-292881-01

PRICING SUPPLEMENT No. 136 dated August 12, 2026

(To Product Supplement No. 1 dated February 13, 2026,

Market Measure Supplement No. 1 dated February 13, 2026,

Prospectus Supplement dated February 13, 2026

and Prospectus dated February 13, 2026)

Wells Fargo Finance LLC Medium-Term Notes, Series B Fully and Unconditionally Guaranteed by Wells Fargo & Company Equity Index Linked Securities

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Buffered Downside with Multiplier

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial Average®, the Russell 2000® Index and the S&P 500® Index due August 15, 2031

■ Linked to the lowest performing of the Dow Jones Industrial Average®, the Russell 2000® Index and the S&P 500® Index (each referred to as an “Underlier”)

■ Unlike ordinary debt securities, the securities do not provide for fixed payments of interest, do not repay a fixed amount of principal at stated maturity and are subject to potential automatic call prior to stated maturity upon the terms described below. Whether the securities pay a contingent coupon, whether the securities are automatically called prior to stated maturity and, if they are not automatically called, whether you receive the face amount of your securities at stated maturity, will depend, in each case, on the closing value of the lowest performing Underlier on the relevant calculation day. The lowest performing Underlier on any calculation day is the Underlier that has the lowest closing value on that calculation day as a percentage of its starting value

■ Contingent Coupon. The securities will pay a contingent coupon on a monthly basis until the earlier of stated maturity or automatic call if, and only if, the closing value of the lowest performing Underlier on the calculation day for that month is greater than or equal to its coupon threshold value. If the closing value of the lowest performing Underlier on a calculation day is less than its coupon threshold value, you will not receive any contingent coupon on the related contingent coupon payment date. However, if the closing value of the lowest performing Underlier on one or more calculation days is less than its coupon threshold value and, on a subsequent calculation day, the closing value of the lowest performing Underlier on that subsequent calculation day is greater than or equal to its coupon threshold value, the securities will pay the contingent coupon payment due for that subsequent calculation day plus all previously unpaid contingent coupon payments (without interest on amounts previously unpaid). If the closing value of the lowest performing Underlier is less than its coupon threshold value on every calculation day, you will not receive any contingent coupons throughout the entire term of the securities. The coupon threshold value for each Underlier is equal to 80% of its starting value. The contingent coupon rate is 9.05% per annum

■ Automatic Call. If the closing value of the lowest performing Underlier on any of the monthly calculation days scheduled to occur from August 2027 to July 2031, inclusive, is greater than or equal to its starting value, the securities will be automatically called for the face amount plus a final contingent coupon payment and any previously unpaid contingent coupon payments

■ Potential Loss of Principal. If the securities are not automatically called prior to stated maturity, you will receive the face amount at stated maturity if, and only if, the closing value of the lowest performing Underlier on the final calculation day is greater than or equal to its downside threshold value. If the closing value of the lowest performing Underlier on the final calculation day is less than its downside threshold value, you will receive less than the face amount and be exposed on a leveraged basis to any decline in the value of that Underlier in excess of the buffer amount of 15%. In this case, you will lose approximately 1.1765% of the face amount for every 1% decline in the value of the lowest performing Underlier on the final calculation day in excess of the buffer amount. The downside threshold value for each Underlier is equal to 85% of its starting value

■ If the securities are not automatically called prior to stated maturity, you will have downside exposure on a leveraged basis to any decline in the value of the lowest performing Underlier on the final calculation day in excess of the buffer amount, but you will not participate in any appreciation of any Underlier and will not receive any dividends on the securities included in any Underlier

■ Your return on the securities will depend solely on the performance of the Underlier that is the lowest performing Underlier on each calculation day. You will not benefit in any way from the performance of the better performing Underliers. Therefore, you will be adversely affected if any Underlier performs poorly, even if the other Underliers perform favorably

■ All payments on the securities are subject to credit risk, and you will have no ability to pursue any securities included in any Underlier for payment; if Wells Fargo Finance LLC, as issuer, and Wells Fargo & Company, as guarantor, default on their obligations, you could lose some or all of your investment

■ No exchange listing; designed to be held to maturity or automatic call

The current estimated value of the securities is $984.50 per security. The estimated value of the securities was determined for us by Wells Fargo Securities, LLC using its proprietary pricing models. It is not an indication of actual profit to us or to Wells Fargo Securities, LLC or any of our other affiliates, nor is it an indication of the price, if any, at which Wells Fargo Securities, LLC or any other person may be willing to buy the securities from you at any time after issuance. See “Estimated Value of the Securities” in this pricing supplement.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” beginning on page PRS-11 herein and “Risk Factors” beginning on page PS-5 of the accompanying product supplement.

The securities are the unsecured obligations of Wells Fargo Finance LLC, and, accordingly, all payments are subject to credit risk. If Wells Fargo Finance LLC, as issuer, and Wells Fargo & Company, as guarantor, default on their obligations, you could lose some or all of your investment. The securities are not savings accounts, deposits or other obligations of a depository institution and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this pricing supplement or the accompanying product supplement, market measure supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

	Original Offering Price	Agent Discount(1)	Proceeds to Wells Fargo Finance LLC
Per Security	$1,000.00	$6.00	$994.00
Total	$1,064,000.00	$6,384.00	$1,057,616.00

(1) Wells Fargo Securities, LLC, an affiliate of Wells Fargo Finance LLC and a wholly owned subsidiary of Wells Fargo & Company, is the agent for the distribution of the securities and is acting as principal. See “Terms of the Securities—Agent” and “Estimated Value of the Securities” in this pricing supplement for further information.

Wells Fargo Securities

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Buffered Downside with Multiplier

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial Average®, the Russell 2000® Index and the S&P 500® Index due August 15, 2031

Terms of the Securities

Issuer:	Wells Fargo Finance LLC.
Guarantor:	Wells Fargo & Company.
Market Measures:

The Market Measures (each referred to as an “Underlier,” and collectively as the “Underliers”), Bloomberg ticker symbols, starting values, coupon threshold values and downside threshold values are set forth in the table below.

Market Measure

Bloomberg Ticker Symbol

Starting Value(1)

Coupon Threshold Value(2)

Downside Threshold Value(3)

Dow Jones Industrial Average®

INDU

53,770.27

43,016.216

45,704.7295

Russell 2000® Index

RTY

3,045.483

2,436.3864

2,588.66055

S&P 500® Index

SPX

7,748.50

6,198.80

6,586.225

(1) With respect to each Underlier, its closing value on the pricing date.

(2) With respect to each Underlier, 80% of its starting value.

(3) With respect to each Underlier, 85% of its starting value.

Pricing Date:	August 12, 2026.
Issue Date:	August 17, 2026.
Original Offering Price:	$1,000 per security.
Face Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.
Contingent Coupon Payments (with Memory Feature):

On each contingent coupon payment date, unless the securities have been automatically called, you will receive a contingent coupon payment at a per annum rate equal to the contingent coupon rate if, and only if, the closing value of the lowest performing Underlier on the related calculation day is greater than or equal to its coupon threshold value. In addition, if the closing value of the lowest performing Underlier on one or more calculation days is less than its coupon threshold value and, on a subsequent calculation day, the closing value of the lowest performing Underlier on that subsequent calculation day is greater than or equal to its coupon threshold value, on the contingent coupon payment date related to that subsequent calculation day, you will receive the contingent coupon payment due for that subsequent calculation day plus all previously unpaid contingent coupon payments (without interest on amounts previously unpaid).

Each “contingent coupon payment,” if any, will be calculated per security as follows: ($1,000 × contingent coupon rate)/12. Any contingent coupon payment will be rounded to the nearest cent, with one-half cent rounded upward.

If the closing value of the lowest performing Underlier on any calculation day is less than its coupon threshold value, you will not receive any contingent coupon payment on the related contingent coupon payment date. If the closing value of the lowest performing Underlier on a calculation day is less than its coupon threshold value and the closing value of the lowest performing Underlier on each subsequent calculation day up to and including the final calculation day is less than its coupon threshold value, you will not receive any unpaid contingent coupon payments in respect of any of those calculation days. In addition, if the closing value of the lowest performing Underlier is less than its coupon threshold value on all calculation days, you will not receive any contingent coupon payments over the term of the securities.

Contingent Coupon Payment Dates:

Monthly, on the third business day following each calculation day (as each such calculation day may be postponed pursuant to “—Market Disruption Events and Postponement Provisions” below, if applicable); provided that the contingent coupon payment date with respect to the final calculation day will be the stated maturity date.

Contingent Coupon Rate:	The “contingent coupon rate” is 9.05% per annum.

PRS-2

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Buffered Downside with Multiplier

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial Average®, the Russell 2000® Index and the S&P 500® Index due August 15, 2031

Automatic Call:

If the closing value of the lowest performing Underlier on any of the calculation days scheduled to occur from August 2027 to July 2031, inclusive, is greater than or equal to its starting value, the securities will be automatically called, and on the related call settlement date you will be entitled to receive a cash payment per security in U.S. dollars equal to the face amount plus a final contingent coupon payment and any previously unpaid contingent coupon payments.

If the securities are automatically called, they will cease to be outstanding on the related call settlement date and you will have no further rights under the securities after such call settlement date. You will not receive any notice from us if the securities are automatically called.

Calculation Days:

Monthly, on the 12th day of each month, commencing September 2026 and ending July 2031, and the final calculation day, each subject to postponement as described below under “—Market Disruption Events and Postponement Provisions.” We refer to August 12, 2031 as the “final calculation day.”

Call Settlement Date:	Three business days after the applicable calculation day (as each such calculation day may be postponed pursuant to “—Market Disruption Events and Postponement Provisions” below, if applicable).
Stated Maturity Date:	August 15, 2031, subject to postponement. The securities are not subject to repayment at the option of any holder of the securities prior to the stated maturity date.
Maturity Payment Amount:

If the securities are not automatically called prior to the stated maturity date, you will be entitled to receive on the stated maturity date a cash payment per security in U.S. dollars equal to the maturity payment amount (in addition to a final contingent coupon payment and any previously unpaid contingent coupon payments, if otherwise payable). The “maturity payment amount” per security will equal:

• if the ending value of the lowest performing Underlier on the final calculation day is greater than or equal to its downside threshold value: $1,000; or

• if the ending value of the lowest performing Underlier on the final calculation day is less than its downside threshold value:

$1,000 × performance factor of the lowest performing Underlier on the final calculation day × multiplier

If the securities are not automatically called prior to stated maturity and the ending value of the lowest performing Underlier on the final calculation day is less than its downside threshold value, you will be exposed on a leveraged basis to the decline in the value of that Underlier in excess of the buffer amount and will lose some, and possibly all, of the face amount of your securities at stated maturity.

Any return on the securities will be limited to the sum of your contingent coupon payments, if any. You will not participate in any appreciation of any Underlier, but you will be exposed on a leveraged basis to any decline in the value of the lowest performing Underlier on the final calculation day in excess of the buffer amount.

Lowest Performing Underlier:	For any calculation day, the “lowest performing Underlier” will be the Underlier with the lowest performance factor on that calculation day.
Performance Factor:	With respect to an Underlier on any calculation day, its closing value on such calculation day divided by its starting value (expressed as a percentage).
Closing Value:

With respect to each Underlier, closing value has the meaning assigned to “closing level” set forth under “General Terms of the Securities—Certain Terms for Securities Linked to an Index—Certain Definitions” in the accompanying product supplement.

Ending Value:	The “ending value” of an Underlier will be its closing value on the final calculation day.
Buffer Amount:	15%.
Multiplier:

The “multiplier” will be equal to the starting value of the lowest performing Underlier on the final calculation day divided by its downside threshold value, or 100% divided by 85%, which is approximately 1.1765.

PRS-3

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Buffered Downside with Multiplier

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial Average®, the Russell 2000® Index and the S&P 500® Index due August 15, 2031

Market Disruption Events and Postponement Provisions:

Each calculation day is subject to postponement due to non-trading days and the occurrence of a market disruption event. In addition, the stated maturity date will be postponed if the final calculation day is postponed and will be adjusted for non-business days.

For more information regarding adjustments to the calculation days, the contingent coupon payment dates, the call settlement dates and the stated maturity date, see “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to Multiple Market Measures” and “—Payment Dates” in the accompanying product supplement. For purposes of the accompanying product supplement, each contingent coupon payment date, each call settlement date and the stated maturity date is a “payment date.” In addition, for information regarding the circumstances that may result in a market disruption event, see “General Terms of the Securities—Certain Terms for Securities Linked to an Index—Market Disruption Events” in the accompanying product supplement.

Calculation Agent:	Wells Fargo Securities, LLC
Material Tax Consequences:	For a discussion of material U.S. federal income tax consequences of the ownership and disposition of the securities, see “United States Federal Tax Considerations.”
Agent:

Wells Fargo Securities, LLC, an affiliate of Wells Fargo Finance LLC and a wholly owned subsidiary of Wells Fargo & Company. The agent may resell the securities to other securities dealers at the original offering price of the securities less a concession not in excess of $6.00 per security. In addition, in respect of certain securities sold in this offering, the agent may pay a fee of up to $3.50 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers. Such fee will be paid from the discount received by the agent.

The agent or another affiliate of ours expects to realize hedging profits projected by its proprietary pricing models to the extent it assumes the risks inherent in hedging our obligations under the securities. If any dealer participating in the distribution of the securities or any of its affiliates conducts hedging activities for us in connection with the securities, that dealer or its affiliate will expect to realize a profit projected by its proprietary pricing models from such hedging activities. Any such projected profit will be in addition to any discount, concession or fee received in connection with the sale of the securities to you.

Denominations:	$1,000 and any integral multiple of $1,000.
CUSIP:	95001HN64

PRS-4

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Buffered Downside with Multiplier

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial Average®, the Russell 2000® Index and the S&P 500® Index due August 15, 2031

Additional Information About the Issuer, the Guarantor and the Securities

You should read this pricing supplement together with product supplement No. 1 dated February 13, 2026, market measure supplement No. 1 dated February 13, 2026, the prospectus supplement dated February 13, 2026 and the prospectus dated February 13, 2026 for additional information about the securities. To the extent that disclosure in this pricing supplement is inconsistent with the disclosure in the product supplement, market measure supplement, prospectus supplement or prospectus, the disclosure in this pricing supplement will control. Certain defined terms used but not defined herein have the meanings set forth in the product supplement, prospectus supplement or prospectus.

When we refer to “we,” “us” or “our” in this pricing supplement, we refer only to Wells Fargo Finance LLC and not to any of its affiliates, including Wells Fargo & Company.

You may access the product supplement, market measure supplement, prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

• Product Supplement No. 1 dated February 13, 2026:

https://www.sec.gov/Archives/edgar/data/72971/000183988226009729/wffprincipal-424b2_021326.htm

• Market Measure Supplement No. 1 dated February 13, 2026:

https://www.sec.gov/Archives/edgar/data/72971/000183988226009710/wffseriesb-424b2_021326.htm

• Prospectus Supplement dated February 13, 2026:

https://www.sec.gov/Archives/edgar/data/1738143/000183988226009700/seriesb-424b2_021326.htm

• Prospectus dated February 13, 2026:

https://www.sec.gov/Archives/edgar/data/72971/000183988226009692/standalone-424b2_021326.htm

PRS-5

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Buffered Downside with Multiplier

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial Average®, the Russell 2000® Index and the S&P 500® Index due August 15, 2031

Estimated Value of the Securities

The original offering price of each security includes certain costs that are borne by you. Because of these costs, the estimated value of the securities on the pricing date is less than the original offering price. The costs included in the original offering price relate to selling, structuring, hedging and issuing the securities, as well as to our funding considerations for debt of this type.

The costs related to selling, structuring, hedging and issuing the securities include (i) the agent discount (if any), (ii) the projected profit that our hedge counterparty (which may be one of our affiliates) expects to realize for assuming risks inherent in hedging our obligations under the securities and (iii) hedging and other costs relating to the offering of the securities.

Our funding considerations take into account the higher issuance, operational and ongoing management costs of market-linked debt such as the securities as compared to conventional debt of Wells Fargo & Company of the same maturity, as well as our and our affiliates’ liquidity needs and preferences. Our funding considerations are reflected in the fact that we determine the economic terms of the securities based on an assumed rate that is generally lower than our internal funding rate, which is described below and is used in determining the estimated value of the securities.

If the costs relating to selling, structuring, hedging and issuing the securities were lower, or if the assumed rate we use to determine the economic terms of the securities were higher, the economic terms of the securities would be more favorable to you and the estimated value would be higher. The estimated value of the securities as of the pricing date is set forth on the cover page of this pricing supplement.

Determining the estimated value

Our affiliate, Wells Fargo Securities, LLC (“WFS”), calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on its proprietary pricing models. Based on these pricing models and related market inputs and assumptions referred to in this section below, WFS determined an estimated value for the securities by estimating the value of the combination of hypothetical financial instruments that would replicate the payout on the securities, which combination consists of a non-interest bearing, fixed-income bond (the “debt component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”).

The estimated value of the debt component is based on an internal funding rate that reflects, among other things, our and our affiliates’ view of the funding value of the securities. This rate is used for purposes of determining the estimated value of the securities since we expect secondary market prices, if any, for the securities that are provided by WFS or any of its affiliates to generally reflect such rate. WFS determined the estimated value of the securities based on this internal funding rate, rather than the assumed rate that we use to determine the economic terms of the securities, for the same reason.

WFS calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the derivative instruments that constitute the derivative component based on various inputs, including the “derivative component factors” identified in “Selected Risk Considerations—Risks Relating To The Estimated Value Of The Securities And Any Secondary Market—The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.” These inputs may be market-observable or may be based on assumptions made by WFS in its discretion.

The estimated value of the securities determined by WFS is subject to important limitations. See “Selected Risk Considerations—Risks Relating To The Estimated Value Of The Securities And Any Secondary Market—The Estimated Value Of The Securities Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers” and “—Our And The Guarantor’s Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests.”

Valuation of the securities after issuance

The estimated value of the securities is not an indication of the price, if any, at which WFS or any other person may be willing to buy the securities from you in the secondary market. The price, if any, at which WFS or any of its affiliates may purchase the securities in the secondary market will be based upon WFS’s proprietary pricing models and will fluctuate over the term of the securities due to changes in market conditions and other relevant factors. However, absent changes in these market conditions and other relevant factors, except as otherwise described in the following paragraph, any secondary market price will be lower than the estimated value on the pricing date because the secondary market price will be reduced by a bid-offer spread, which may vary depending on the aggregate face amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding any related hedging transactions. Accordingly, unless market conditions and other relevant factors change significantly in your favor, any secondary market price for the securities is likely to be less than the original offering price.

If WFS or any of its affiliates makes a secondary market in the securities at any time up to the issue date or during the 5-month period following the issue date, the secondary market price offered by WFS or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring, hedging and issuing the securities that are included in the original offering price. Because this portion of the costs is not fully deducted upon issuance, any secondary market price offered by WFS or any of its affiliates during this period will be higher than it would be if it were based solely on WFS’s proprietary pricing models less the bid-offer spread and hedging unwind costs described above. The amount of this increase in the secondary market price will decline steadily to zero over this 5-month period. If you hold the securities through an account at WFS or any of its affiliates, we expect that this increase will also be reflected in the value indicated for the securities on your brokerage account statement.

PRS-6

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Buffered Downside with Multiplier

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial Average®, the Russell 2000® Index and the S&P 500® Index due August 15, 2031

If WFS or any of its affiliates makes a secondary market in the securities, WFS expects to provide those secondary market prices to any unaffiliated broker-dealers through which the securities are held and to commercial pricing vendors. If you hold your securities through an account at a broker-dealer other than WFS or any of its affiliates, that broker-dealer may obtain market prices for the securities from WFS (directly or indirectly), but could also obtain such market prices from other sources, and may be willing to purchase the securities at any given time at a price that differs from the price at which WFS or any of its affiliates is willing to purchase the securities. As a result, if you hold your securities through an account at a broker-dealer other than WFS or any of its affiliates, the value of the securities on your brokerage account statement may be different than if you held your securities at WFS or any of its affiliates.

The securities will not be listed or displayed on any securities exchange or any automated quotation system. Although WFS and/or its affiliates may buy the securities from investors, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop.

PRS-7

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Buffered Downside with Multiplier

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial Average®, the Russell 2000® Index and the S&P 500® Index due August 15, 2031

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for investors who:

◼ seek an investment with contingent coupon payments at a rate equal to the contingent coupon rate until the earlier of stated maturity or automatic call, if, and only if, the closing value of the lowest performing Underlier on the applicable calculation day is greater than or equal to its coupon threshold value;

◼ understand that if the securities are not automatically called prior to the stated maturity date and the ending value of the lowest performing Underlier on the final calculation day is less than its downside threshold value, they will be exposed on a leveraged basis to the decline in the value of that Underlier in excess of the buffer amount and will lose some, and possibly all, of the face amount of the securities at stated maturity;

◼ understand that the ability of the buffer feature to moderate any decline in the value of the lowest performing Underlier on the final calculation day by more than the buffer amount is progressively reduced as the ending value of that Underlier declines because they will be exposed on a leveraged basis to any decline in the value of that Underlier in excess of the buffer amount;

◼ are willing to accept the risk that they may receive few or no contingent coupon payments over the term of the securities;

◼ understand that the securities may be automatically called prior to stated maturity and that the term of the securities may be reduced;

◼ understand that the return on the securities will depend solely on the performance of the Underlier that is the lowest performing Underlier on each calculation day and that they will not benefit in any way from the performance of the better performing Underliers;

◼ understand that the securities are riskier than alternative investments linked to only one of the Underliers or linked to a basket composed of each Underlier;

◼ understand and are willing to accept the full downside risks of each Underlier;

◼ are willing to forgo participation in any appreciation of any Underlier and dividends on the securities included in the Underliers; and

◼ are willing to hold the securities until maturity or automatic call.

The securities may not be an appropriate investment for investors who:

◼ seek a liquid investment or are unable or unwilling to hold the securities to maturity or automatic call;

◼ require full payment of the face amount of the securities at stated maturity;

◼ seek a security with a fixed term;

◼ are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price, as set forth on the cover page;

◼ are unwilling to accept the risk that the ending value of the lowest performing Underlier on the final calculation day may be less than its downside threshold value;

◼ seek the certainty of current income over the term of the securities;

◼ seek exposure to the upside performance of any or each Underlier;

◼ seek exposure to a basket composed of each Underlier or a similar investment in which the overall return is based on a blend of the performances of the Underliers, rather than solely on the lowest performing Underlier;

◼ are unwilling to accept the risk of exposure to the Underliers;

◼ are unwilling to accept the credit risk of Wells Fargo Finance LLC and Wells Fargo & Company; or

◼ prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the sections titled “Selected Risk Considerations” herein and “Risk Factors” in the accompanying product supplement for risks related to an investment in the securities. For more information about the Underliers, please see the sections titled “The Dow Jones Industrial Average®,” “The Russell 2000® Index” and “The S&P 500® Index” below.

PRS-8

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Buffered Downside with Multiplier

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial Average®, the Russell 2000® Index and the S&P 500® Index due August 15, 2031

Determining Payment On A Contingent Coupon Payment Date And At Maturity

If the securities have not been previously automatically called, on each contingent coupon payment date, you will either receive a contingent coupon payment (plus any previously unpaid contingent coupon payments) or you will not receive a contingent coupon payment, depending on the closing value of the lowest performing Underlier on the related calculation day.

Step 1: Determine which Underlier is the lowest performing Underlier on the relevant calculation day. The lowest performing Underlier on any calculation day is the Underlier with the lowest performance factor on that calculation day. The performance factor of an Underlier on a calculation day is its closing value on that calculation day as a percentage of its starting value (i.e., its closing value on that calculation day divided by its starting value).

Step 2: Determine whether a contingent coupon (and any previously unpaid contingent coupons) is paid on the applicable contingent coupon payment date based on the closing value of the lowest performing Underlier on the relevant calculation day, as follows:

If the securities have not been automatically called prior to the stated maturity date, then at maturity you will receive (in addition to a final contingent coupon payment and any previously unpaid contingent coupon payments, if otherwise payable) a cash payment per security (the maturity payment amount) calculated as follows:

Step 1: Determine which Underlier is the lowest performing Underlier on the final calculation day. The lowest performing Underlier on the final calculation day is the Underlier with the lowest performance factor on the final calculation day. The performance factor of an Underlier on the final calculation day is its ending value as a percentage of its starting value (i.e., its ending value divided by its starting value).

Step 2: Calculate the maturity payment amount based on the ending value of the lowest performing Underlier on the final calculation day, as follows:

PRS-9

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Buffered Downside with Multiplier

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial Average®, the Russell 2000® Index and the S&P 500® Index due August 15, 2031

Hypothetical Payout Profile

The following profile illustrates the potential maturity payment amount on the securities (excluding the final contingent coupon payment and any previously unpaid contingent coupon payments, if otherwise payable) for a range of hypothetical performances of the lowest performing Underlier on the final calculation day from its starting value to its ending value, assuming the securities have not been automatically called prior to the stated maturity date. As this profile illustrates, in no event will you have a positive rate of return based solely on the maturity payment amount received at maturity; any positive return will be based solely on the contingent coupon payments, if any, received during the term of the securities. This graph has been prepared for purposes of illustration only. Your actual return will depend on whether the securities are automatically called, the actual ending value of the lowest performing Underlier on the final calculation day and whether you hold your securities to stated maturity. The performance of the better performing Underliers is not relevant to your return on the securities.

Security Return at Maturity
80%
60%
40%
20%
0%
-20%
-40%
-60%
-80%
-100%
15% buffer amount
-15%
-100%
-80%
-60%
-40%
-20%
0%
20%
40%
60%
80%
Underlier Return of the Lowest Performing Underlier at Maturity
Hypothetical Security Return
Hypothetical Underlier Return of the Lowest Performing Underlier

PRS-10

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Buffered Downside with Multiplier

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial Average®, the Russell 2000® Index and the S&P 500® Index due August 15, 2031

Selected Risk Considerations

The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of the risks relating to the securities generally in the “Risk Factors” section of the accompanying product supplement. You should reach an investment decision only after you have carefully considered with your advisors the appropriateness of an investment in the securities in light of your particular circumstances.

Risks Relating To The Securities Generally

If The Securities Are Not Automatically Called Prior To Stated Maturity, You May Lose Some Or All Of The Face Amount Of Your Securities At Stated Maturity.

We will not repay you a fixed amount on the securities at stated maturity. If the securities are not automatically called prior to stated maturity, you will receive a maturity payment amount that will be equal to or less than the face amount, depending on the ending value of the lowest performing Underlier on the final calculation day.

If the ending value of the lowest performing Underlier on the final calculation day is less than its downside threshold value, the maturity payment amount will be less than the face amount and you will be exposed on a leveraged basis to any decline in the value of that Underlier in excess of the buffer amount. In this case, you will lose approximately 1.1765% of the face amount for every 1% decline in the value of the lowest performing Underlier on the final calculation day in excess of the buffer amount. As a result, if the ending value of the lowest performing Underlier on the final calculation day is less than its downside threshold value, you will lose some, and possibly all, of the face amount at stated maturity. This is the case even if the value of the lowest performing Underlier on the final calculation day is greater than or equal to its starting value or its downside threshold value at certain times during the term of the securities.

Even if the ending value of the lowest performing Underlier on the final calculation day is greater than its downside threshold value, the maturity payment amount will not exceed the face amount, and your yield on the securities, taking into account any contingent coupon payments you may have received during the term of the securities, may be less than the yield you would earn if you bought a traditional interest-bearing debt security of Wells Fargo Finance LLC or another issuer with a similar credit rating with the same stated maturity date.

The Securities Do Not Provide For Fixed Payments Of Interest And You May Receive No Contingent Coupon Payments On One Or More Contingent Coupon Payment Dates, Or Even Throughout The Entire Term Of The Securities.

On each contingent coupon payment date you will receive a contingent coupon payment if, and only if, the closing value of the lowest performing Underlier on the related calculation day is greater than or equal to its coupon threshold value. If the closing value of the lowest performing Underlier on any calculation day is less than its coupon threshold value, you will not receive any contingent coupon payment on the related contingent coupon payment date. You will receive a previously unpaid contingent coupon payment on a subsequent contingent coupon payment date if and only if the closing value of the lowest performing Underlier on the related calculation day is greater than or equal to its coupon threshold value. However, if the closing value of the lowest performing Underlier on a calculation day is less than its coupon threshold value and the closing value of the lowest performing Underlier on each subsequent calculation day up to and including the final calculation day is less than its coupon threshold value, you will not receive any unpaid contingent coupon payments in respect of any of those calculation days. In addition, if the closing value of the lowest performing Underlier is less than its coupon threshold value on each calculation day over the term of the securities, you will not receive any contingent coupon payments over the entire term of the securities.

The Securities Are Subject To The Full Risks Of Each Underlier And Will Be Negatively Affected If Any Underlier Performs Poorly, Even If The Other Underliers Perform Favorably.

You are subject to the full risks of each Underlier. If any Underlier performs poorly, you will be negatively affected, even if the other Underliers perform favorably. The securities are not linked to a basket composed of the Underliers, where the better performance of some Underliers could offset the poor performance of others. Instead, you are subject to the full risks of whichever Underlier is the lowest performing Underlier on each calculation day. As a result, the securities are riskier than an alternative investment linked to only one of the Underliers or linked to a basket composed of each Underlier. You should not invest in the securities unless you understand and are willing to accept the full downside risks of each Underlier.

Your Return On The Securities Will Depend Solely On The Performance Of The Underlier That Is The Lowest Performing Underlier On Each Calculation Day, And You Will Not Benefit In Any Way From The Performance Of The Better Performing Underliers.

Your return on the securities will depend solely on the performance of the Underlier that is the lowest performing Underlier on each calculation day. Although it is necessary for each Underlier to close at or above its respective coupon threshold value on the relevant calculation day in order for you to receive a contingent coupon payment on the related contingent coupon payment date and at or above its respective downside threshold value on the final calculation day in order for you to receive the face amount of your securities at maturity, you will not benefit in any way from the performance of the better performing Underliers. The securities may underperform an alternative investment linked to a basket composed of the Underliers, since in such case the performance of the better performing Underliers would be blended with the performance of the lowest performing Underlier, resulting in a better return than the return of the lowest performing Underlier alone.

PRS-11

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Buffered Downside with Multiplier

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial Average®, the Russell 2000® Index and the S&P 500® Index due August 15, 2031

You Will Be Subject To Risks Resulting From The Relationship Among The Underliers.

It is preferable from your perspective for the Underliers to be correlated with each other so that their values will tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the Underliers will not exhibit this relationship. The less correlated the Underliers, the more likely it is that one of the Underliers will be performing poorly at any time over the term of the securities. All that is necessary for the securities to perform poorly is for one of the Underliers to perform poorly; the performance of the better performing Underliers is not relevant to your return on the securities. It is impossible to predict what the relationship among the Underliers will be over the term of the securities. To the extent the Underliers represent a different equity market, such equity markets may not perform similarly over the term of the securities.

You Will Be Exposed On A Leveraged Basis To Any Decline In The Value Of The Lowest Performing Underlier On The Final Calculation Day In Excess Of The Buffer Amount, But Will Not Participate In Any Positive Performance Of Any Underlier.

Even though you will be exposed on a leveraged basis to any decline in the value of the lowest performing Underlier on the final calculation day in excess of the buffer amount, you will not participate in any increase in the value of any Underlier over the term of the securities. Your maximum possible return on the securities will be limited to the sum of the contingent coupon payments you receive, if any. Consequently, your return on the securities may be significantly less than the return you could achieve on an alternative investment that provides for participation in an increase in the value of any or each Underlier.

Higher Contingent Coupon Rates Are Associated With Greater Risk.

The securities offer contingent coupon payments at a higher rate, if paid, than the fixed rate we would pay on conventional debt securities of the same maturity. These higher potential contingent coupon payments are associated with greater levels of expected risk as of the pricing date as compared to conventional debt securities, including the risk that you may not receive a contingent coupon payment on one or more, or any, contingent coupon payment dates and the risk that you may lose some, and possibly all, of the face amount at maturity. The volatility of the Underliers and the correlation among the Underliers are important factors affecting this risk. Volatility is a measurement of the size and frequency of daily fluctuations in the value of an Underlier, typically observed over a specified period of time. Volatility can be measured in a variety of ways, including on a historical basis or on an expected basis as implied by option prices in the market. Correlation is a measurement of the extent to which the values of the Underliers tend to fluctuate at the same time, in the same direction and in similar magnitudes. Greater expected volatility of the Underliers or lower expected correlation among the Underliers as of the pricing date may result in a higher contingent coupon rate, but it also represents a greater expected likelihood as of the pricing date that the closing value of at least one Underlier will be less than its coupon threshold value on one or more calculation days, such that you will not receive one or more, or any, contingent coupon payments during the term of the securities, and that the closing value of at least one Underlier will be less than its downside threshold value on the final calculation day such that you will lose some, and possibly all, of the face amount at maturity. In general, the higher the contingent coupon rate is relative to the fixed rate we would pay on conventional debt securities, the greater the expected risk that you will not receive one or more, or any, contingent coupon payments during the term of the securities and that you will lose some, and possibly all, of the face amount at maturity.

You Will Be Subject To Reinvestment Risk.

If your securities are automatically called, the term of the securities will be reduced. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are automatically called prior to maturity.

The U.S. Federal Tax Consequences Of An Investment In The Securities Are Unclear.

There is no direct legal authority as to the proper U.S. federal tax treatment of the securities, and we do not intend to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as described in this pricing supplement under “United States Federal Tax Considerations.” If the IRS were successful in asserting an alternative treatment, the tax consequences of ownership and disposition of the securities might be materially and adversely affected.

Non-U.S. holders should note that persons having withholding responsibility in respect of the securities may withhold on any coupon payment paid to a non-U.S. holder, generally at a rate of 30%. To the extent that we have withholding responsibility in respect of the securities, we intend to so withhold.

PRS-12

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Buffered Downside with Multiplier

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial Average®, the Russell 2000® Index and the S&P 500® Index due August 15, 2031

The Stated Maturity Date May Be Postponed If The Final Calculation Day Is Postponed.

The final calculation day will be postponed if the originally scheduled final calculation day is not a trading day or if the calculation agent determines that a market disruption event has occurred or is continuing on the final calculation day. If such a postponement occurs, the stated maturity date may be postponed. For additional information, see “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to Multiple Market Measures” and “—Payment Dates” in the accompanying product supplement.

Risks Relating To An Investment In Wells Fargo Finance LLC’s Debt Securities, Including The Securities

The Securities Are Subject To Credit Risk.

The securities are our obligations, are fully and unconditionally guaranteed by the Guarantor and are not, either directly or indirectly, an obligation of any other third party. Any amounts payable under the securities are subject to creditworthiness and you will have no ability to pursue any securities included in any Underlier for payment. As a result, our and the Guarantor’s actual and perceived creditworthiness may affect the value of the securities and, in the event we and the Guarantor were to default on the obligations under the securities and the guarantee, you may not receive any amounts owed to you under the terms of the securities.

As A Finance Subsidiary, We Have No Independent Operations And Will Have No Independent Assets.

As a finance subsidiary, we have no independent operations beyond the issuance and administration of our securities and will have no independent assets available for distributions to the holders of our securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by the Guarantor and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of the Guarantor. Holders will have recourse only to a single claim against the Guarantor and its assets under the guarantee. Holders of the securities should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of the Guarantor, including holders of unsecured, unsubordinated debt securities issued by the Guarantor.

Holders Of The Securities Have Limited Rights Of Acceleration.

Holders Of The Securities Could Be At Greater Risk For Being Structurally Subordinated If Either We Or The Guarantor Conveys, Transfers Or Leases All Or Substantially All Of Our Or Its Assets To One Or More Of The Guarantor’s Subsidiaries.

The Securities Will Not Have The Benefit Of Any Cross-Default Or Cross-Acceleration With Other Indebtedness Of The Guarantor; Events Of Bankruptcy, Insolvency, Receivership Or Liquidation Relating To The Guarantor And Failure By The Guarantor To Perform Any Of Its Covenants Or Warranties (Other Than A Payment Default Under The Guarantee) Will Not Constitute An Event Of Default With Respect To The Securities.

Risks Relating To The Estimated Value Of The Securities And Any Secondary Market

The Estimated Value Of The Securities On The Pricing Date, Based On WFS’s Proprietary Pricing Models, Is Less Than The Original Offering Price.

The original offering price of the securities includes certain costs that are borne by you. Because of these costs, the estimated value of the securities on the pricing date is less than the original offering price. The costs included in the original offering price relate to selling, structuring, hedging and issuing the securities, as well as to our funding considerations for debt of this type. The costs related to selling, structuring, hedging and issuing the securities include (i) the agent discount (if any), (ii) the projected profit that our hedge counterparty (which may be one of our affiliates) expects to realize for assuming risks inherent in hedging our obligations under the securities and (iii) hedging and other costs relating to the offering of the securities. Our funding considerations are reflected in the fact that we determine the economic terms of the securities based on an assumed rate that is generally lower than our internal funding rate, which is described above under “Estimated Value of the Securities—Determining the estimated value.” If the costs relating to selling, structuring, hedging and issuing the securities were lower, or if the assumed rate we use to determine the economic terms of the securities were higher, the economic terms of the securities would be more favorable to you and the estimated value would be higher.

The Estimated Value Of The Securities Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers.

The estimated value of the securities was determined for us by WFS using its proprietary pricing models and related market inputs and assumptions referred to above under “Estimated Value of the Securities—Determining the estimated value.” Certain inputs to these models may be determined by WFS in its discretion. WFS’s views on these inputs may differ from other dealers’ views, and WFS’s estimated value of the securities may be higher, and perhaps materially higher, than the estimated value of the securities that would be

PRS-13

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Buffered Downside with Multiplier

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial Average®, the Russell 2000® Index and the S&P 500® Index due August 15, 2031

determined by other dealers in the market. WFS’s models and its inputs and related assumptions may prove to be wrong and therefore not an accurate reflection of the value of the securities.

The Estimated Value Of The Securities Is Not An Indication Of The Price, If Any, At Which WFS Or Any Other Person May Be Willing To Buy The Securities From You In The Secondary Market.

The price, if any, at which WFS or any of its affiliates may purchase the securities in the secondary market will be based on WFS’s proprietary pricing models and will fluctuate over the term of the securities as a result of changes in the market and other factors described in the next risk factor. Any such secondary market price for the securities will also be reduced by a bid-offer spread, which may vary depending on the aggregate face amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding any related hedging transactions. Unless the factors described in the next risk factor change significantly in your favor, any such secondary market price for the securities is likely to be less than the original offering price.

If WFS or any of its affiliates makes a secondary market in the securities at any time up to the issue date or during the 5-month period following the issue date, the secondary market price offered by WFS or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring, hedging and issuing the securities that are included in the original offering price. Because this portion of the costs is not fully deducted upon issuance, any secondary market price offered by WFS or any of its affiliates during this period will be higher than it would be if it were based solely on WFS’s proprietary pricing models less the bid-offer spread and hedging unwind costs described above. The amount of this increase in the secondary market price will decline steadily to zero over this 5-month period. If you hold the securities through an account at WFS or any of its affiliates, we expect that this increase will also be reflected in the value indicated for the securities on your brokerage account statement. If you hold your securities through an account at a broker-dealer other than WFS or any of its affiliates, the value of the securities on your brokerage account statement may be different than if you held your securities at WFS or any of its affiliates, as discussed above under “Estimated Value of the Securities—Valuation of the securities after issuance.”

The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.

The value of the securities prior to stated maturity will be affected by the then-current value of each Underlier, interest rates at that time and a number of other factors, some of which are interrelated in complex ways. The effect of any one factor may be offset or magnified by the effect of another factor. The following factors, which we refer to as the “derivative component factors,” and which are described in more detail in the accompanying product supplement, are expected to affect the value of the securities: performance of the Underliers; interest rates; volatility of the Underliers; correlation among the Underliers; time remaining to maturity; and dividend yields on the securities included in the Underliers. When we refer to the “value” of your securities, we mean the value you could receive for your securities if you are able to sell them in the open market before the stated maturity date.

In addition to the derivative component factors, the value of the securities will be affected by actual or anticipated changes in our and the Guarantor’s creditworthiness. The value of the securities will also be limited by the automatic call feature because if the securities are automatically called, you will not receive the contingent coupon payments that would have accrued, if any, had the securities been called on a later calculation day or held until the stated maturity date. You should understand that the impact of one of the factors specified above, such as a change in interest rates, may offset some or all of any change in the value of the securities attributable to another factor, such as a change in the value of any or all of the Underliers. Because numerous factors are expected to affect the value of the securities, changes in the values of the Underliers may not result in a comparable change in the value of the securities.

The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop.

The securities will not be listed or displayed on any securities exchange or any automated quotation system. Although the agent and/or its affiliates may purchase the securities from holders, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop. Because we do not expect that any market makers will participate in a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which the agent is willing to buy your securities.

If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your securities prior to stated maturity. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the securities to stated maturity.

Risks Relating To The Underliers

Any Payments On The Securities And Whether The Securities Are Automatically Called Will Depend Upon The Performance Of The Underliers And Therefore The Securities Are Subject To The Following Risks, Each As Discussed In More Detail In The Accompanying Product Supplement.

●Investing In The Securities Is Not The Same As Investing In The Underliers. Investing in the securities is not equivalent to investing in the securities included in the Underliers. As an investor in the securities, your return will not reflect the return you would realize if you actually owned and held the securities included in each Underlier for a period similar to the term of the securities because you will not receive any dividend payments, distributions or any other payments paid on those securities. As a holder of the securities, you will not have any voting rights or any other rights that holders of the securities included in the Underliers would have.

PRS-14

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Buffered Downside with Multiplier

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial Average®, the Russell 2000® Index and the S&P 500® Index due August 15, 2031

●Historical Values Of The Underliers Should Not Be Taken As An Indication Of The Future Performance Of The Underliers During The Term Of The Securities.

●Changes That Affect The Underliers May Adversely Affect The Value Of The Securities And Any Payments On The Securities.

●We Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In The Underliers.

●We And Our Affiliates Have No Affiliation With Any Underlier Sponsor And Have Not Independently Verified Their Public Disclosure Of Information.

The Securities Are Subject To Small-Capitalization Companies Risk With Respect To The Russell 2000® Index.

The Russell 2000® Index tracks securities issued by companies with relatively small market capitalizations. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies. As a result, the value of the Russell 2000® Index may be more volatile than that of a market measure that does not track solely small-capitalization stocks. Stock prices of small-capitalization companies are also generally more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded and may be less attractive to many investors if they do not pay dividends. In addition, small-capitalization companies are often less well-established and less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Small-capitalization companies are often subject to less analyst coverage and may be in early, and less predictable, periods of their corporate existences. Small-capitalization companies tend to have lower revenues, less diverse product lines, smaller shares of their target markets, fewer financial resources and fewer competitive strengths than large-capitalization companies. These companies may also be more susceptible to adverse developments related to their products or services.

Risks Relating To Conflicts Of Interest

Our And The Guarantor’s Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests.

You should be aware of the following ways in which our and the Guarantor’s economic interests and those of any dealer participating in the distribution of the securities, which we refer to as a “participating dealer,” are potentially adverse to your interests as an investor in the securities. In engaging in certain of the activities described below and as discussed in more detail in the accompanying product supplement, our affiliates or any participating dealer or its affiliates may take actions that may adversely affect the value of and your return on the securities, and in so doing they will have no obligation to consider your interests as an investor in the securities. Our affiliates or any participating dealer or its affiliates may realize a profit from these activities even if investors do not receive a favorable investment return on the securities.

●  The calculation agent is our affiliate and may be required to make discretionary judgments that affect the return you receive on the securities. WFS, which is our affiliate, will be the calculation agent for the securities. As calculation agent, WFS will determine any values of the Underliers and make any other determinations necessary to calculate any payments on the securities. In making these determinations, WFS may be required to make discretionary judgments that may adversely affect any payments on the securities. See the sections entitled “General Terms of the Securities—Certain Terms for Securities Linked to an Index—Market Disruption Events,” “—Adjustments to an Index” and “—Discontinuance of an Index” in the accompanying product supplement. In making these discretionary judgments, the fact that WFS is our affiliate may cause it to have economic interests that are adverse to your interests as an investor in the securities, and WFS’s determinations as calculation agent may adversely affect your return on the securities.

●  The estimated value of the securities was calculated by our affiliate and is therefore not an independent third-party valuation.

●  Research reports by our affiliates or any participating dealer or its affiliates may be inconsistent with an investment in the securities and may adversely affect the values of the Underliers.

●  Business activities of our affiliates or any participating dealer or its affiliates with the companies whose securities are included in the Underliers may adversely affect the values of the Underliers.

● Hedging activities by our affiliates or any participating dealer or its affiliates may adversely affect the values of the Underliers.

●  Trading activities by our affiliates or any participating dealer or its affiliates may adversely affect the values of the Underliers.

●  A participating dealer or its affiliates may realize hedging profits projected by its proprietary pricing models in addition to any selling concession and/or other fee, creating a further incentive for the participating dealer to sell the securities to you.

PRS-15

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Buffered Downside with Multiplier

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial Average®, the Russell 2000® Index and the S&P 500® Index due August 15, 2031

Hypothetical Returns

If the securities are automatically called:

If the securities are automatically called prior to stated maturity, you will receive the face amount of your securities plus a final contingent coupon payment and any previously unpaid contingent coupon payments on the call settlement date. In the event the securities are automatically called, your total return on the securities will equal any contingent coupon payments received prior to the call settlement date and the contingent coupon payment(s) received on the call settlement date.

If the securities are not automatically called:

If the securities are not automatically called prior to stated maturity, the following table illustrates, for a range of hypothetical performance factors of the lowest performing Underlier on the final calculation day, the hypothetical maturity payment amount payable at stated maturity per security (excluding the final contingent coupon payment and any previously unpaid contingent coupon payments, if otherwise payable). The performance factor of the lowest performing Underlier on the final calculation day is its ending value expressed as a percentage of its starting value (i.e., its ending value divided by its starting value).

Hypothetical Performance Factor of Lowest Performing Underlier on Final Calculation Day	Hypothetical Maturity Payment Amount per Security
175.00%	$1,000.00
160.00%	$1,000.00
150.00%	$1,000.00
140.00%	$1,000.00
130.00%	$1,000.00
120.00%	$1,000.00
110.00%	$1,000.00
100.00%	$1,000.00
90.00%	$1,000.00
85.00%	$1,000.00
84.00%	$988.24
80.00%	$941.18
70.00%	$823.53
60.00%	$705.88
50.00%	$588.24
40.00%	$470.59
30.00%	$352.94
25.00%	$294.12
0.00%	$0.00

The above figures do not take into account contingent coupon payments, if any, received during the term of the securities. As evidenced above, in no event will you have a positive rate of return based solely on the maturity payment amount received at maturity; any positive return will be based solely on the contingent coupon payments, if any, received during the term of the securities.

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. If the securities are not automatically called prior to the stated maturity date, the actual amount you will receive at stated maturity will depend on the actual ending value of the lowest performing Underlier on the final calculation day. The performance of the better performing Underliers is not relevant to your return on the securities.

PRS-16

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Buffered Downside with Multiplier

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial Average®, the Russell 2000® Index and the S&P 500® Index due August 15, 2031

Hypothetical Contingent Coupon Payments

Set forth below are examples that illustrate how to determine whether a contingent coupon payment will be paid and whether the securities will be automatically called, if applicable, on a contingent coupon payment date prior to the stated maturity date. The following examples assume the securities are subject to automatic call on the applicable calculation day. The following examples assume the hypothetical starting value, coupon threshold value and closing values for each Underlier indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual starting value or coupon threshold value. The hypothetical starting value of 100.00 for each Underlier has been chosen for illustrative purposes only and does not represent the actual starting value for any Underlier. The actual starting value and coupon threshold value for each Underlier are set forth under “Terms of the Securities” above. For actual historical data of the Underliers, see the historical information set forth herein. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1 – Hypothetical Calculation Day #1. The closing value of the lowest performing Underlier on hypothetical calculation day #1 is greater than or equal to its coupon threshold value and less than its starting value. As a result, investors receive a contingent coupon payment on the applicable contingent coupon payment date and the securities are not automatically called:

	Dow Jones Industrial Average®	Russell 2000® Index	S&P 500® Index
Hypothetical starting value:	100.00	100.00	100.00
Hypothetical closing value on hypothetical calculation day #1:	90.00	95.00	98.00
Hypothetical coupon threshold value:	80.00	80.00	80.00
Performance factor:	90.00%	95.00%	98.00%

Step 1: Determine which Underlier is the lowest performing Underlier on hypothetical calculation day #1.

In this example, the Dow Jones Industrial Average® has the lowest performance factor and is, therefore, the lowest performing Underlier on hypothetical calculation day #1.

Step 2: Determine whether a contingent coupon payment will be paid and whether the securities will be automatically called on the applicable contingent coupon payment date.

Since the hypothetical closing value of the lowest performing Underlier on hypothetical calculation day #1 is greater than or equal to its hypothetical coupon threshold value, but less than its hypothetical starting value, you would receive a contingent coupon payment on the applicable contingent coupon payment date and the securities would not be automatically called. The contingent coupon payment would be equal to $7.54 per security, determined as follows: (i) $1,000 multiplied by 9.05% per annum divided by (ii) 12, rounded to the nearest cent.

PRS-17

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Buffered Downside with Multiplier

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial Average®, the Russell 2000® Index and the S&P 500® Index due August 15, 2031

Example 2 – Hypothetical Calculation Day #2. The closing value of the lowest performing Underlier on hypothetical calculation day #2 is less than its coupon threshold value. As a result, investors do not receive a contingent coupon payment on the applicable contingent coupon payment date and the securities are not automatically called:

	Dow Jones Industrial Average®	Russell 2000® Index	S&P 500® Index
Hypothetical starting value:	100.00	100.00	100.00
Hypothetical closing value on hypothetical calculation day #2:	79.00	125.00	105.00
Hypothetical coupon threshold value:	80.00	80.00	80.00
Performance factor:	79.00%	125.00%	105.00%

Step 1: Determine which Underlier is the lowest performing Underlier on hypothetical calculation day #2.

In this example, the Dow Jones Industrial Average® has the lowest performance factor and is, therefore, the lowest performing Underlier on hypothetical calculation day #2.

Step 2: Determine whether a contingent coupon payment will be paid and whether the securities will be automatically called on the applicable contingent coupon payment date.

Since the hypothetical closing value of the lowest performing Underlier on hypothetical calculation day #2 is less than its hypothetical coupon threshold value, you would not receive a contingent coupon payment on the applicable contingent coupon payment date. In addition, the securities would not be automatically called, even though the closing values of the better performing Underliers on hypothetical calculation day #2 are greater than their starting values.

As this example illustrates, whether you receive a contingent coupon payment and whether the securities are automatically called on a contingent coupon payment date will depend solely on the closing value of the lowest performing Underlier on the relevant calculation day. The performance of the better performing Underliers is not relevant to your return on the securities.

Example 3 – Hypothetical Calculation Day #3. The closing value of the lowest performing Underlier on hypothetical calculation day #3 is greater than or equal to its starting value. As a result, the securities are automatically called on the applicable contingent coupon payment date for the face amount plus a final contingent coupon payment (plus the previously unpaid contingent coupon payment):

	Dow Jones Industrial Average®	Russell 2000® Index	S&P 500® Index
Hypothetical starting value:	100.00	100.00	100.00
Hypothetical closing value on hypothetical calculation day #3:	115.00	130.00	105.00
Hypothetical coupon threshold value:	80.00	80.00	80.00
Performance factor:	115.00%	130.00%	105.00%

Step 1: Determine which Underlier is the lowest performing Underlier on hypothetical calculation day #3.

In this example, the S&P 500® Index has the lowest performance factor and is, therefore, the lowest performing Underlier on hypothetical calculation day #3.

Step 2: Determine whether a contingent coupon payment will be paid and whether the securities will be automatically called on the applicable contingent coupon payment date.

Since the hypothetical closing value of the lowest performing Underlier on hypothetical calculation day #3 is greater than or equal to its hypothetical starting value, the securities would be automatically called and you would receive the face amount plus a final contingent coupon payment and the previously unpaid contingent coupon payment. Because no contingent coupon payment was received in connection with hypothetical calculation day #2, you would also receive the previously unpaid contingent coupon payment on the applicable contingent coupon payment date, which is also referred to as the call settlement date. On the call settlement date, you would receive $1,015.08 per security.

You will not receive any further payments after the call settlement date.

PRS-18

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Buffered Downside with Multiplier

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial Average®, the Russell 2000® Index and the S&P 500® Index due August 15, 2031

Hypothetical Payment at Stated Maturity

Set forth below are examples of calculations of the maturity payment amount payable at stated maturity, assuming that the securities have not been automatically called prior to the stated maturity date and assuming the hypothetical starting value, coupon threshold value, downside threshold value and ending values for each Underlier indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual starting value, coupon threshold value or downside threshold value. The hypothetical starting value of 100.00 for each Underlier has been chosen for illustrative purposes only and does not represent the actual starting value for any Underlier. The actual starting value, coupon threshold value and downside threshold value for each Underlier are set forth under “Terms of the Securities” above. For actual historical data of the Underliers, see the historical information set forth herein. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. The ending value of the lowest performing Underlier on the final calculation day is greater than its starting value. As a result, the maturity payment amount is equal to the face amount of your securities and you receive a final contingent coupon payment (plus any previously unpaid contingent coupon payments):

	Dow Jones Industrial Average®	Russell 2000® Index	S&P 500® Index
Hypothetical starting value:	100.00	100.00	100.00
Hypothetical ending value:	145.00	125.00	135.00
Hypothetical coupon threshold value:	80.00	80.00	80.00
Hypothetical downside threshold value:	85.00	85.00	85.00
Performance factor:	145.00%	125.00%	135.00%

Step 1: Determine which Underlier is the lowest performing Underlier on the final calculation day.

In this example, the Russell 2000® Index has the lowest performance factor and is, therefore, the lowest performing Underlier on the final calculation day.

Step 2: Determine the maturity payment amount based on the ending value of the lowest performing Underlier on the final calculation day.

Since the hypothetical ending value of the lowest performing Underlier on the final calculation day is greater than its hypothetical downside threshold value, the maturity payment amount would equal the face amount. Although the hypothetical ending value of the lowest performing Underlier on the final calculation day is significantly greater than its hypothetical starting value in this scenario, the maturity payment amount will not exceed the face amount.

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $1,000 per security. In addition, because the hypothetical ending value of the lowest performing Underlier on the final calculation day is greater than its hypothetical coupon threshold value, you would receive a final contingent coupon payment (plus any previously unpaid contingent coupon payments) on the stated maturity date.

PRS-19

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Buffered Downside with Multiplier

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial Average®, the Russell 2000® Index and the S&P 500® Index due August 15, 2031

Example 2. The ending value of the lowest performing Underlier on the final calculation day is less than its starting value but greater than its coupon threshold value and its downside threshold value. As a result, the maturity payment amount is equal to the face amount of your securities, and you will receive a final contingent coupon payment (plus any previously unpaid contingent coupon payments):

	Dow Jones Industrial Average®	Russell 2000® Index	S&P 500® Index
Hypothetical starting value:	100.00	100.00	100.00
Hypothetical ending value:	90.00	105.00	115.00
Hypothetical coupon threshold value:	80.00	80.00	80.00
Hypothetical downside threshold value:	85.00	85.00	85.00
Performance factor:	90.00%	105.00%	115.00%

Step 1: Determine which Underlier is the lowest performing Underlier on the final calculation day.

In this example, the Dow Jones Industrial Average® has the lowest performance factor and is, therefore, the lowest performing Underlier on the final calculation day.

Step 2: Determine the maturity payment amount based on the ending value of the lowest performing Underlier on the final calculation day.

Since the hypothetical ending value of the lowest performing Underlier on the final calculation day is less than its hypothetical starting value, but not by more than the buffer amount, you would receive the face amount of your securities at maturity.

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $1,000 per security. In addition, because the hypothetical ending value of the lowest performing Underlier on the final calculation day is greater than its hypothetical coupon threshold value, you would receive a final contingent coupon payment (plus any previously unpaid contingent coupon payments) on the stated maturity date.

Example 3. The ending value of the lowest performing Underlier on the final calculation day is less than its starting value and its downside threshold value but greater than its coupon threshold value. As a result, the maturity payment amount is less than the face amount of your securities; however, you will receive a final contingent coupon payment (plus any previously unpaid contingent coupon payments):

	Dow Jones Industrial Average®	Russell 2000® Index	S&P 500® Index
Hypothetical starting value:	100.00	100.00	100.00
Hypothetical ending value:	84.00	115.00	110.00
Hypothetical coupon threshold value:	80.00	80.00	80.00
Hypothetical downside threshold value:	85.00	85.00	85.00
Performance factor:	84.00%	115.00%	110.00%

Step 1: Determine which Underlier is the lowest performing Underlier on the final calculation day.

In this example, the Dow Jones Industrial Average® has the lowest performance factor and is, therefore, the lowest performing Underlier on the final calculation day.

Step 2: Determine the maturity payment amount based on the ending value of the lowest performing Underlier on the final calculation day.

Since the hypothetical ending value of the lowest performing Underlier on the final calculation day is less than its hypothetical starting value by more than the buffer amount, you would lose a portion of the face amount of your securities and receive the maturity payment amount equal to $988.24 per security, calculated as follows:

 = $1,000 × performance factor of the lowest performing Underlier on the final calculation day × multiplier

 = $1,000 × 84.00% × approximately 1.1765

 = $988.24

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $988.24 per security. In addition, because the hypothetical ending value of the lowest performing Underlier on the final calculation day is greater than its hypothetical coupon threshold value, you would receive a final contingent coupon payment (plus any previously unpaid contingent coupon payments) on the stated maturity date.

PRS-20

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Buffered Downside with Multiplier

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial Average®, the Russell 2000® Index and the S&P 500® Index due August 15, 2031

Example 4. The ending value of the lowest performing Underlier on the final calculation day is less than its downside threshold value and coupon threshold value. As a result, the maturity payment amount is less than the face amount of your securities and you do not receive a final contingent coupon payment or any previously unpaid contingent coupon payments:

	Dow Jones Industrial Average®	Russell 2000® Index	S&P 500® Index
Hypothetical starting value:	100.00	100.00	100.00
Hypothetical ending value:	120.00	75.00	45.00
Hypothetical coupon threshold value:	80.00	80.00	80.00
Hypothetical downside threshold value:	85.00	85.00	85.00
Performance factor:	120.00%	75.00%	45.00%

Step 1: Determine which Underlier is the lowest performing Underlier on the final calculation day.

In this example, the S&P 500® Index has the lowest performance factor and is, therefore, the lowest performing Underlier on the final calculation day.

Step 2: Determine the maturity payment amount based on the ending value of the lowest performing Underlier on the final calculation day.

Since the hypothetical ending value of the lowest performing Underlier on the final calculation day is less than its hypothetical starting value by more than the buffer amount, you would lose a portion of the face amount of your securities and receive the maturity payment amount equal to $529.41 per security, calculated as follows:

 = $1,000 × performance factor of the lowest performing Underlier on the final calculation day × multiplier

 = $1,000 × 45.00% × approximately 1.1765

 = $529.41

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $529.41 per security. Because the hypothetical ending value of the lowest performing Underlier on the final calculation day is less than its hypothetical coupon threshold value, you would not receive a final contingent coupon payment or any previously unpaid contingent coupon payments on the stated maturity date.

These examples illustrate that you will not participate in any appreciation of any Underlier, but you will be exposed on a leveraged basis to any decline in the value of the lowest performing Underlier on the final calculation day in excess of the buffer amount, even if the ending values of the other Underliers have appreciated or have not declined below their respective downside threshold value.

To the extent that the starting value, coupon threshold value, downside threshold value and ending value of the lowest performing Underlier differ from the values assumed above, the results indicated above would be different.

PRS-21

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Buffered Downside with Multiplier

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial Average®, the Russell 2000® Index and the S&P 500® Index due August 15, 2031

The Dow Jones Industrial Average®

The Dow Jones Industrial Average® is a price-weighted index that seeks to measure the performance of 30 U.S. blue-chip companies. The Dow Jones Industrial Average® covers all industries with the exception of the transportation industry group and the utilities sector. For more information about the Dow Jones Industrial Average®, see “Description of Equity Indices—The Dow Jones Industrial Average®” in the accompanying market measure supplement.

Historical Information

We obtained the closing levels of the Dow Jones Industrial Average® in the graph below from Bloomberg Finance L.P. (“Bloomberg”), without independent verification.

The following graph sets forth daily closing levels of the Dow Jones Industrial Average® for the period from January 4, 2021 to August 12, 2026. The closing level on August 12, 2026 was 53,770.27. The historical performance of the Dow Jones Industrial Average® should not be taken as an indication of its future performance during the term of the securities.

Dow Jones Industrial Average® Daily Closing Levels
60000
50000
40000
30000
20000
10000
0
Daily Closing Level
Jan-21
Jul-21
Jan-22
Jul-22
Jan-23
Jul-23
Jan-24
Jul-24
Jan-25
Jul-25
Jan-26
Jul-26
Date

_________

Dow Jones Industrial Average® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones Holdings”) and has been licensed for use by S&P Dow Jones Indices LLC (“S&P Dow Jones Indices”) and sublicensed for certain purposes to Wells Fargo & Company, our parent company. The Dow Jones Industrial Average® is a product of S&P Dow Jones Indices and has been licensed to Wells Fargo & Company, our parent company, for use by Wells Fargo & Company and certain of its affiliated or subsidiary companies (including us). The securities are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices, Dow Jones Holdings or their respective affiliates, and neither S&P Dow Jones Indices, Dow Jones Holdings or their respective affiliates make any representation regarding the advisability of investing in the securities.

PRS-22

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Buffered Downside with Multiplier

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial Average®, the Russell 2000® Index and the S&P 500® Index due August 15, 2031

The Russell 2000® Index

The Russell 2000® Index measures the capitalization-weighted price performance of 2,000 U.S. small-capitalization stocks listed on eligible U.S. exchanges and is designed to track the performance of the small-capitalization segment of the U.S. equity market. For more information about the Russell 2000® Index, see “Description of Equity Indices—The Russell Indices” in the accompanying market measure supplement.

Historical Information

We obtained the closing levels of the Russell 2000® Index in the graph below from Bloomberg, without independent verification.

The following graph sets forth daily closing levels of the Russell 2000® Index for the period from January 4, 2021 to August 12, 2026. The closing level on August 12, 2026 was 3,045.483. The historical performance of the Russell 2000® Index should not be taken as an indication of its future performance during the term of the securities.

Russell 2000® Index Daily Closing Levels
Daily Closing Level
3500
3000
2500
2000
1500
1000
500
0
Jan-21
Jul-21
Jan-22
Jul-22
Jan-23
Jul-23
Jan-24
Jul-24
Jan-25
Jul-25
Jan-26
Jul-26
Date

_________

“Russell 2000®” and “FTSE Russell” are trademarks of the London Stock Exchange Group companies, and have been licensed to Wells Fargo & Company, our parent company, for use by Wells Fargo & Company and certain of its affiliated or subsidiary companies (including us). The securities, based on the performance of the Russell 2000® Index, are not sponsored, endorsed, sold or promoted by FTSE Russell and FTSE Russell makes no representation regarding the advisability of investing in the securities.

PRS-23

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Buffered Downside with Multiplier

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial Average®, the Russell 2000® Index and the S&P 500® Index due August 15, 2031

The S&P 500® Index

The S&P 500® Index consists of stocks of 500 companies selected to provide a performance benchmark for the U.S. equity markets. For more information about the S&P 500® Index, see “Description of Equity Indices—The S&P U.S. Indices” in the accompanying market measure supplement.

Historical Information

We obtained the closing levels of the S&P 500® Index in the graph below from Bloomberg, without independent verification.

The following graph sets forth daily closing levels of the S&P 500® Index for the period from January 4, 2021 to August 12, 2026. The closing level on August 12, 2026 was 7,748.50. The historical performance of the S&P 500® Index should not be taken as an indication of its future performance during the term of the securities.

S&P 500® Index Daily Closing Levels
9000
8000
7000
6000
5000
4000
3000
2000
1000
0
Daily Closing Level
Jan-21
Jul-21
Jan-22
Jul-22
Jan-23
Jul-23
Jan-24
Jul-24
Jan-25
Jul-25
Jan-26
Jul-26
Date

_________

The S&P 500® Index is a product of S&P Dow Jones Indices LLC (“SPDJI”), and has been licensed to Wells Fargo & Company (“WFC”), our parent company, for use by WFC and certain of its affiliated or subsidiary companies (including us). Standard & Poor’s®, S&P® and S&P 500® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by WFC. The securities are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, their respective affiliates, and none of such parties make any representation regarding the advisability of investing in such product(s) nor do they have any liability for any errors, omissions, or interruptions of the S&P 500® Index.

PRS-24

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Buffered Downside with Multiplier

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial Average®, the Russell 2000® Index and the S&P 500® Index due August 15, 2031

United States Federal Tax Considerations

You should review carefully the section entitled “United States Federal Tax Considerations” in the accompanying product supplement. The following discussion, when read in combination with that section, constitutes the full opinion of our counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the securities.

Generally, this discussion assumes that you purchased the securities for cash in the original issuance at the stated issue price and does not address other circumstances specific to you. Moreover, as discussed in the section entitled “United States Federal Tax Considerations” in the accompanying product supplement, we have not attempted to ascertain whether any issuer of any shares (or other equity interests) to which a security relates is a U.S. real property holding corporation or a passive foreign investment company. If any such issuer were so treated, certain adverse U.S. federal income tax consequences might apply, to a U.S. holder in the case of a passive foreign investment company, or to a non-U.S. holder in the case of a U.S. real property holding corporation. You should consult your tax advisor regarding these issues, including the effect any circumstances specific to you may have on the U.S. federal income tax consequences of your ownership of a security.

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the securities or instruments that are similar to the securities for U.S. federal income tax purposes, no assurance can be given that the IRS or a court will agree with the tax treatment described herein. We intend to treat a security for U.S. federal income tax purposes as a prepaid derivative contract that provides for a coupon that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. In the opinion of our counsel, this treatment of the securities is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible.

The U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative tax treatments of the securities and potential changes in applicable law.

Non-U.S. Holders. Because significant aspects of the tax treatment of the securities are uncertain, persons having withholding responsibility in respect of the securities may withhold on any coupon payment to you, generally at a rate of 30%. To the extent that we have (or an affiliate of ours has) withholding responsibility in respect of the securities, we intend to so withhold. In order to claim an exemption from, or a reduction in, the 30% withholding, you may need to comply with certification requirements to establish that you are not a U.S. person and are eligible for such an exemption or reduction under an applicable tax treaty. You should consult your tax advisor regarding the tax treatment of the securities, including the possibility of obtaining a refund of any amounts withheld and the certification requirement described above.

Section 871(m) of the Internal Revenue Code of 1986, as amended, and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to non-U.S. holders with respect to certain financial instruments linked to equities that could pay U.S.-source dividends for U.S. federal income tax purposes (each, an “Underlying Security”). An IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2027 that do not have a delta of one with respect to any Underlying Security. Based on the terms of the securities and representations provided by us, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any Underlying Security and, therefore, should not be subject to withholding tax under Section 871(m). A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. You should consult your tax advisor regarding the potential application of Section 871(m) to the securities.

In the event of any withholding on the securities, we will not be required to pay any additional amounts with respect to amounts so withheld.

of the Securities and the Guarantee

PRS-25

Market Linked Securities—Auto-Callable with Contingent Coupon with Memory Feature and Buffered Downside with Multiplier

Principal at Risk Securities Linked to the Lowest Performing of the Dow Jones Industrial Average®, the Russell 2000® Index and the S&P 500® Index due August 15, 2031

Validity of the Securities and the Guarantee

In the opinion of Davis Polk & Wardwell LLP, as special counsel to Wells Fargo Finance LLC and Wells Fargo & Company, when the securities offered by this pricing supplement have been issued by Wells Fargo Finance LLC pursuant to the indenture, the trustee has made, in accordance with the instructions of Wells Fargo Finance LLC, the appropriate entries or notations in its records relating to the master global note that represents such securities (the “master note”) identifying such securities as supplemental obligations thereunder, and such securities have been delivered against payment as contemplated herein, such securities will be valid and binding obligations of Wells Fargo Finance LLC and the related guarantee will constitute a valid and binding obligation of Wells Fargo & Company, in each case, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the enforceability of any waiver of rights under any usury or stay law or (ii)(x) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (y) any provision of the indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Wells Fargo & Company’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act, except that such counsel expresses no opinion as to (i) any law, rule or regulation that is applicable to Wells Fargo & Company or Wells Fargo Finance LLC, the indenture, the master note and the securities (the indenture, the master note and the securities referred to collectively as the “Documents”) or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Documents or any of its affiliates due to the specific assets or business of such party or such affiliate or (ii) any law, rule or regulation relating to national security. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and the authentication of the master note and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of such counsel dated January 22, 2026, which was filed as an exhibit to the Registration Statement on Form S-3 by Wells Fargo & Company on January 22, 2026.

PRS-26